UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 29, 2019

Adhera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4721 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	919-578-5901

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures contained under the heading in Item 5.02 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adhera Therapeutics, Inc. (the “Company”) has entered into an employment agreement with Rhonda Stanley (the “Employment Agreement”) pursuant to which Ms. Stanley shall serve as the Senior Vice President of Finance and Accounting of the Company beginning on November 1, 2019 (the “Commencement Date”).

Ms. Stanley, CPA, is an accomplished financial professional with over a decade of financial leadership experience. She has broad finance and accounting experience including initial public offerings, mergers and acquisitions, reverse mergers, operations and management for life science and biotechnology companies. Ms. Stanley has served in a consulting role as the Senior Vice President of Finance & Accounting of the Company since May 2019. Prior to that, she served as Chief Financial Officer of Asklepios Biopharmaceuticals, Inc. from May 2017 to 2018, as Chief Financial Officer of Bamboo Therapeutics Inc. (a privately held gene therapy company that was sold to Pfizer in 2016) from January 2016 to May 2017, as Vice President of Finance and Corporate Controller of Nephrogenix Inc. (NASDAQ: NRX) from 2014 to 2015, and as Corporate Controller and Chief Accounting Officer of Ocera Therapeutics Inc. from 2010 to 2014. Ms. Stanley earned an M.B.A. from Embry Riddle University, an Associate of Applied Science degree in Nursing from Sandhills Community College, and a B.S. in Accounting from Bradley University. Ms. Stanley, age 59, is a Certified Public Accountant who also served as a Captain in the U.S. Army Finance Corp.

Ms. Stanley has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Ms. Stanley had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Ms. Stanley’s base salary under the Employment Agreement, which provides for a three year term, is initially $285,000 per year, subject to review and adjustment by the Company from time to time.

Ms. Stanley is eligible for an annual discretionary cash bonus with a target of 35% of her base salary, subject to her achievement of any applicable performance targets and goals. If the Company determines that is has achieved the Revenue Target (as described below), then the Company shall pay to Ms. Stanley an amount equal to $15,000 (pro rated for partial fiscal years) in 2020 within 30 days of the Company’s public reporting of its 2019 final results. If the Company determines that it has achieved the Stock Price Target (as described below), then the Company shall pay to Ms. Stanley an amount equal to $15,000 (pro rated for partial fiscal years) in 2020.

Pursuant to the Employment Agreement, the Company granted to Ms. Stanley options to purchase up to 350,000 shares of the common stock of the Company, which options shall vest as follows: (i) options to purchase up to 75,000 shares of common stock shall vest on the grant date of the options; (ii) options to purchase up to 75,000 shares of common stock (for an aggregate of 225,000 shares of common stock) shall vest on each of the first, second and third anniversary of the grant date; (iii) options to purchase up to 25,000 shares of common stock shall vest on the date, if any, that the Company determines that the “Revenue Target” (as described below) is achieved; and (iv) options to purchase up to 25,000 shares of common stock shall vest on the date, if any, that the Company determines that the “Stock Price Target” (as described below) is achieved.

The Revenue Target requires that the Company’s gross revenue (i.e., the total amount of sales recognized by Company from October 1, 2019 through December 31, 2019 (such period, the “Prorated 2019 Fiscal Year”), less the sum of any returns, rebates, chargebacks and distribution discounts) for the Prorated 2019 Fiscal Year equals or exceeds $0.4 million, as determined by the Company’s auditors. The Stock Price Target requires that the daily volume weighted average price of the Company’s common stock is not less than $2.00 per share for a 60 consecutive day period beginning on any day within the Prorated 2019 Fiscal Year.

Ms. Stanley is eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other executives of the Company.

In the event that Ms. Stanley’s employment is terminated by the Company without “Cause” (as defined in the Employment Agreement) or by Ms. Stanley with “Good Reason” (as defined in the Employment Agreement), subject to Ms. Stanley entering into and not revoking a separation agreement in a form acceptable to the Company, Ms. Stanley will be eligible to receive: (A) accrued benefits under the Employment Agreement through the termination date, including base salary and unreimbursed business expenses (the “Accrued Amounts”); and (B) severance payments equal to her then-current base salary for a period of one (1) year following the termination date payable in accordance with the Company’s normal payroll practices.

In addition to the Accrued Amounts, and subject to Ms. Stanley entering into and not revoking a separation agreement in a form acceptable to the Company, if Ms. Stanley’s employment terminates at any time during the one (1) year period following the occurrence of a “Change of Control” (as defined in the Employment Agreement): (A) other than as a result of a termination by the Company (whether with or without Cause) or a termination by Ms. Stanley with Good Reason, Ms. Stanley shall be entitled to continue to receive her then-current base salary during the period beginning on the effective date of the termination of Ms. Stanley’s employment and ending on the one (1) year anniversary of the consummation of the Change of Control, payable in accordance with the Company’s normal payroll practices; and (B) other than as a result of a termination by the Company for Cause, Ms. Stanley shall immediately vest in all of the unvested options granted to Ms. Stanley under the Employment Agreement that would have vested prior to the one (1) year anniversary of the consummation of the Change of Control.

Ms. Stanley shall also be entitled to continue to receive her then-current base salary for a period of up to twelve (12) months following the expiration of the term of the Agreement if the Company notifies Ms. Stanley, prior to the expiration of the term of the Agreement, of its intention to not renew the term of the Agreement.

Subject to any termination, Ms. Stanley will be subject to a confidentiality covenant, a six month non-competition covenant and a 24-month non-solicitation covenant.

The foregoing summary of the material terms of Ms. Stanley’s employment agreement is qualified in its entirety by reference to the complete text of the employment agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 29, 2019, by and between Adhera Therapeutics, Inc. and Rhonda Stanley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adhera Therapeutics, Inc.

November 4, 2019	By:	/s/ Nancy R. Phelan
	Name:	Nancy R. Phelan
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 29, 2019, by and between Adhera Therapeutics, Inc. and Rhonda Stanley.